UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon	97759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange
Common Stock	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2022, Laird Superfood, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated September 2, 2021 (the “Credit Agreement”), between the Company and Wells Fargo Bank, National Association, pursuant to which, among other changes, the maturity of the Credit Agreement was extended 12 months to August 31, 2023, the line of credit available under the Credit Agreement was reduced from $9.5 million to $5.0 million, and the Company agreed to maintain unencumbered liquid assets (as defined in the Amendment) of at least $10.0 million at each quarter end. Other than as amended by the Amendment, the Credit Agreement remains in full force and effect as originally executed on September 2, 2021.

No amounts are outstanding under the Credit Agreement.

The foregoing summary of the amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference, and the full text of the Credit Agreement, a form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated September 1, 2022, by and between the Company and Wells Fargo Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	Laird Superfood, Inc.

	By:	/s/ Steven Richie
	Name:	Steven Richie
	Title:	General Counsel and Secretary

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